PURCHASE AND SALE AGREEMENT FOR MINING CLAIMS

          This Purchase and Sale Agreement For Mining Claims (this “Agreement”) is made effective as of //January 23, 2007// (“Effective Date”) between Robert C. Shook with a mailing address of P.O. Box 51227, Casper, Wyoming 82605-1227 (“Seller”) and Uranerz Energy Corporation, a Nevada corporation with a street address at 1701 East “E” Street, 82601, and mailing address of P.O. Box 50850, Casper, Wyoming, 82605-0850 (“Buyer”). Seller and Buyer may herein be referred to individually as “Party” and collectively as “Parties”.

RECITALS

A. Seller owns three mining properties referred to as Blocks A, B, and C consisting of those certain 138 unpatented lode mining claims located in Townships 43 & 44 North, Ranges 75 & 76 West, 6th Principle Meridian, Campbell County, Wyoming, all as more specifically identified in attached Exhibit “A” - Parts I, II, and III, (the “Property”).

B. The Parties entered into a Binding Letter of Intent dated December 27, 2006 (“LOI”) that set forth the basis for the Parties to enter into a definitive Purchase and Sale Agreement for the Property.

C. Seller desires to sell to Buyer, and Buyer desires to purchase from Seller, the Property, on the terms and conditions stated below.

AGREEMENT

          In consideration of the foregoing recitals and ten ($10.00) dollars in hand paid, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1.	ENTIRE AGREEMENT.

          This Agreement (including the Exhibits hereto) constitute the entire agreement between the Parties with respect to the subject matter hereof and supercedes all other prior agreements and understandings, both written and oral, between the Parties with respect to the subject matter hereof. In the event of any inconsistency between the LOI referenced in the above Recital B and this Agreement, this Agreement shall control.

2.	PURCHASE AND SALE.

2.1 Purchase and Sale. At the Closing, subject to the paramount title of the United States, and the specific warranties and representations contained herein, the Seller shall sell to Buyer, and Buyer shall purchase from Seller, good and marketable title to the Property, together with all the dips, spurs and angles, and also uranium, all fissionable metals all other metals, ores, gold and silver bearing quartz, rock and earth therein and all the rights, privileges and franchises thereto incident, appendant and appurtenant, or therewith usually had and enjoyed; and also all the singular tenements and appurtenances thereto belonging or in anywise appertaining, and the rents, issues, and profits thereof and also all the estate, right, title, interest, property, possession, claim and demand whatsoever, as well in law as in equity, of seller of in or to the said premises and every part and parcel thereof, with the appurtenances. The undivided 100% interest in the Property shall be conveyed by Seller to Buyer free and clear of all encumbrances of any character whatsoever, including but not limited to mortgages, liens, and royalties.

2.2 Purchase Price. If the Buyer elects to go forward with acquisition of the Property and close on the purchase transaction for that purpose, the full purchase price (“Purchase Price”) to be paid by Buyer to Seller at Closing shall be $3,120,000 (Three million one hundred twenty thousand) USD dollars less any earnest monies, if any, previously deposited by Buyer.

2.3 Time and Place of Closing. If the Buyer elects to go forward with acquisition of the Property and close on the purchase transaction for that purpose, the closing of the purchase and sale of the Property (the "Closing"), shall be held at the offices of Rocky Mountain Title Insurance Company, 147 S. Wolcott St., Casper, Wyoming ("Title Company') on or before expiration of the Due Diligence Period, or at such other place or on such other date as Buyer and Seller may agree in writing (the "Closing Date"). At Closing Seller shall deliver to Buyer two fully executed and notarized recordable Deeds, one conveying the claims listed on Exhibit A Part I – Block A, and one conveying the claims listed on Exhibit A Parts II & III – Blocks B & C, each in the form of Deed attached hereto as Exhibit B, and Buyer shall remit payment of the balance of the full Purchase Price to the depository designated by the Seller. Pursuant to Section 6.5 below, Seller shall complete all necessary location and filing requirements for Exhibit A Part II & III – Block B & C Claims and will upon completion, deliver to Buyer a further confirmatory Deed that shall more fully describe said claims with the inclusion of County recording information and Bureau of Land Management serial numbers.

Buyer agrees to cooperate with the Seller’s intention to undertake Seller’s side of the transaction as a 1031 tax deferred exchange by remitting the Purchase Price to Seller’s designated Qualified Intermediary. Seller hereby designates Rocky Mountain Title Insurance Company as its Qualified Intermediary to be its depository to receive remittance of the Purchase Price from Buyer. Buyer shall have no obligation or liability whatsoever with regard to Seller’s intended 1031 tax deferred exchange.

3.	DUE DILIGENCE

3.1 Due Diligence Period. From the date hereof, through and including 5:00 p.m. on February 1, 2007 (the "Due Diligence Period"), Buyer and its officers, employees, agents, advisors, consultants, accountants, attorneys and engineers shall have the right, at Buyers’ expense, to inspect the Property, and shall have the right, and are hereby authorized, to enter upon the Property to conduct inspections and investigations relating to the Property, to conduct geo-technical and environmental assessments, inspection of mining claims, and for all other reasonable purposes, and Buyer shall have the right and access to review all information and data related to the Property in Seller’s possession or control, including without limitation all drill hole electric logs, geologic maps, cross-sections, reports, maps and the like, and mining claim title documents, title reports and opinions, and any and all other available data ("Due Diligence"). Buyer agrees to use reasonable dispatch to conduct its Due Diligence activities.

If Buyer, in its sole and absolute discretion, is not satisfied with the results of its Due Diligence then Buyer shall have the right to terminate this Agreement by serving written notice on Seller of its election to terminate, at any time on or before the expiration of the Due Diligence Period. Upon termination, earnest money deposits, if any, and all other things of value delivered by Buyer shall be returned to Buyer. All non-public information obtained under this Section during the Due Diligence Period shall be treated as confidential. No information shall be disclosed to any other person or entity except as necessary to complete the transaction contemplated herein or by court order. In the event the Buyer makes the determination not to close on this transaction, then all information received from Seller shall be returned to the Seller and this confidentiality provision shall remain in effect for a period of one (1) year. On Closing Buyer shall no longer be bound by this confidentiality requirement.

3.2 Extension of Due Diligence Period. The Due Diligence Period may be extended if mutually agreed to in writing by the Parties. All provisions of this Agreement relating to the Due Diligence Period shall also apply to any extensions thereof.

3.3 The terms of this Agreement may be extended in the case of an event of Force Majeure. Force Majeure means any bona fide cause, beyond a Party's reasonable control that delays a Party’s ability to perform its actions or obligations under this Agreement. In such event the Party asserting the condition of Force Majeure shall endeavor to remove any such condition and resume performance to complete its obligations under this Agreement as soon as reasonably possible. If such condition is not timely removed the non-asserting Party, may at its option, elect to terminate this Agreement.

3.4 Access and Information. From the date hereof until the Closing Date, Seller shall provide Buyer and its representatives and contractors with access, upon reasonable notice, to inspect the Property, and access all data and information relating to the Property. Seller shall upon execution of this Agreement deliver or make available to Buyer, at Buyer’s expense, all data and information relating to the Property.

4.	REPRESENTATIONS AND WARRANTIES OF SELLER

Seller represents and warrants to Buyer as follows:

4.1 Seller has all requisite power and authority to enter into this Agreement, to perform its obligations hereunder and to consummate the transaction contemplated hereby.

4.2. Seller owns the undivided 100% interest in the Property and has good and marketable title to all of the Property, and at Closing, none of the Property will be subject to any encumbrance. This Agreement is intended to and does include any after acquired title or interest to the Property and the lands covered thereby that Seller may hereafter acquire, so long as Buyer or its successors or assigns have any interest in such lands.

4.3 Seller has no knowledge of any liabilities or obligations of any nature whatsoever, which could result in any encumbrance upon any of the Property, nor does Seller have any knowledge of any liabilities or obligations that materially adversely affect or could in the future materially adversely affect the Property.

4.4 There are no claims, litigation, proceedings or governmental investigations pending or, to the knowledge of Seller, threatened against or affecting the Property.

4.5 To the best of Seller's knowledge, there is no condition or activity at the Property which constitutes a nuisance or which would result in a violation of or liability under any applicable Environmental Law.

4.6 Seller is not a party to or subject to or bound by any agreement, contract or lease of any kind relating to the Property. Seller shall defend and warrant title to the Property against all parties claiming any interest in the Property by, through or under Seller.

4.7 To the best of Seller's knowledge, that with respect to the unpatented mining claims that are included within the Property, except as noted on Exhibit A and subject to the paramount title of the United States: (i) the unpatented mining claims were properly laid out and monumented; (ii) all required location and validation work was properly performed; (iii) location notices and certificates were properly recorded and filed with appropriate governmental agencies; (iv) all assessment work required to hold the unpatented mining claims has been performed and all Governmental Fees have been paid to maintain the claims in good standing through the assessment year ending September 1, 2007; (v) all affidavits of assessment work, evidence of payment of Governmental Fees, and other filings required to maintain the claims in good standing have been properly and timely recorded or filed with appropriate governmental agencies; (vi) the claims are free and clear of Encumbrances or defects in title; and (vii) Seller has no knowledge of conflicting mining claims. Nothing in this Subsection, however, shall be deemed to be a representation or a warranty that any of the unpatented mining claims contains a valuable mineral deposit.

4.8 Seller has delivered to or made available for inspection by Buyer all existing data in its possession or control relating to the Properties. Seller has disclosed to Buyer all information it believes to be materially relevant concerning the Property and has provided to or made available for inspection by Buyer all such information.

4.9 The representations and warranties set forth in this Section 4. shall survive Closing and the execution and delivery of any documents of conveyance provided under this Agreement, and shall inure to the benefit of the Buyer, its successors and assigns.

5.0	REPRESENTATIONS AND WARRANTIES OF BUYER

          Buyer represents and warrants to Seller that Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada, and qualified to do business in the state of Wyoming, and Buyer has all requisite power and authority to enter into this Agreement, to perform its obligations hereunder, and to consummate the transactions contemplated hereby.

6.0	COVENANTS

6.1 If any broker's fee or real estate commission is owing or asserted as a result of the transactions contemplated in this Agreement, the Party who incurred such commission or against whom the claim is asserted shall indemnify and hold harmless the other Party from any and all claims, losses, damages or expenses of any nature whatsoever arising out of said claim, loss, damage, or expense, including without limitation reasonable attorneys' fees and costs.

6.2 Seller shall indemnify, defend and hold harmless Buyer against any losses, liabilities, obligations, damages, costs and expenses whatsoever (including reasonable attorneys' fees and costs of investigation) incurred by Buyer: (i) arising in whole or in part out of events occurring prior to the Closing Date in connection with the Property; or (ii) arising in whole or in part from any breach of any representations, warranty, agreement or covenant made by Seller in the Agreement or any documents or any statement or certificate furnished or to be furnished to Buyer.

6.3 Buyer shall indemnify, defend and hold harmless Seller against any losses. liabilities, obligations, damages, costs and expenses whatsoever (including reasonable attorneys' fees and costs of investigation) incurred by Seller as a result of or in connection with any third party claim or demand resulting from injury to persons or properties caused by Buyer's Due Diligence inspections and investigations.

6.4 From and after the date hereof, Seller, at Buyer's request and without further consideration, shall execute or deliver such further certificates, instruments of sale, conveyance, transfer, assignment and confirmation and take such other actions as Buyer may request and deem necessary in connection with the performance of this Agreement to perfect title to the Property and to more effectively convey, transfer, assign the Property to Buyer and to put Buyer in actual possession thereof.

6.5 Specifically with respect to the claims identified on Exhibit A Part II - Block B (the PB 1 – 40 claims), and Part III – Block C (the PB 41 – 80 claims), and without limiting the effect of Section 6.4, Seller agrees to, and shall timely complete the location and filing of these claims by (i) completing all necessary ground monumentation and marking of the claims; (ii) recording Location Certificates for the claims in Campbell County, WY along with payment of required recording fees; (iii) and filing Location Certificates for the claims with the Wyoming State Office of the Bureau of Land Management along with payment of required fees. All claim location work, filings and payments shall be in full compliance with all State and Federal laws, regulations and requirements with regard to mining claim location, and shall be timely completed within ninety days of the date(s) of location for these claims as shown of the Exhibit A-Part II and Part III. Seller shall complete all necessary location and filing requirements for Exhibit A Part II & III – Block B & C Claims, and upon completion, deliver a confirmatory Deed to Buyer that shall more fully describe said claims with the inclusion of County recording information and Bureau of Land Management serial numbers.

7.0	CONDITIONS TO CLOSING

7.1 Conditions to Buyer's Obligations. Buyer's obligation to consummate the transactions contemplated by this Agreement is subject to the satisfaction or waiver of the following conditions prior to or on the Closing Date:

(a)

The representations and warranties of Seller set forth in this Agreement and any related document shall be true and correct in all material respects on the Closing Date with the same force and effect as though made on and as of such date.

(b)

 Seller shall have timely complied in all material respects with all of the covenants and agreements set forth in this Agreement and in any related document to be performed by Seller on or prior to the Closing Date.

(c) Title to the Property shall be in the condition required by this Agreement.

(d) Seller shall have delivered the Deeds conveying the Property to Buyer.

7.2 Conditions to Seller’s Obligations. Seller's obligation to consummate the transactions contemplated by this Agreement are subject to the satisfaction or waiver of the following conditions prior to or on the Closing Date:

(a)

 The representations and warranties of Buyer set forth in this Agreement shall be true and correct in all material respects on the Closing Date with the same force and effect as though made on and as of such date; and

(b) Buyer shall have delivered to Seller, or Seller’s designee, the Purchase Price.

8.0	DEFAULT; TERMINATION OF AGREEMENT

8.1 Time is of the essence of this Agreement.

8.2 If Seller is in default under this Agreement, Buyer may elect to treat this Agreement as terminated, in which case any earnest money deposit and all things of value delivered by Buyer shall be returned, and Buyer may recover such damages as may be proper; or Buyer may elect to treat this Agreement as being in full force and effect and shall have the right to specific performance and additional damages.

8.3 If Buyer is in default under this Agreement, any earnest money deposit shall be forfeited by Buyer and retained on behalf of Seller, and both parties shall thereafter be released from all obligations hereunder, except as set forth in Section 8.5. It is agreed that earnest money deposit(s) in such case shall be liquidated damages and shall be the Seller's sole and only remedy for Buyer's failure to perform the obligations of this Agreement. Seller expressly waives the remedies of specific performance and additional damages.

8.4 Effect of Termination. If this Agreement is terminated, this Agreement shall be void and there shall be no liability or obligation on the part of the Parties hereto or their respective officers, directors, members, managers, heirs and assigns except to the extent that such termination results from the willful breach by a Party hereto of any of such Party's representations or warranties, covenants or agreements set forth in this Agreement. If Buyer terminates this Agreement for any reason all documents and tangible information regarding the properties. which has been received by Buyer from Seller under this Agreement shall be returned to the Seller, and Buyer shall provide Seller those documents set forth in Section 3.1.

8.5 Survival. Notwithstanding the foregoing, the provisions contained in Sections 6.1, 6.2, and 6.3 shall survive the termination of this Agreement.

9.0	CLOSING COSTS

9.1 Seller shall pay (i) the costs of releasing any encumbrance that is required to be released at Closing; (ii) all payments and fees as required pursuant to Section 4.7; and (iii) all state, county, and local transfer and documentary taxes applicable to the transfer and documentary taxes applicable to the Property at Closing.

9.2 Each Party shall otherwise pay their own closing costs, and legal and other incidental expenses.

10.	MISCELLANEOUS

10.1 No delay or failure on the part of any Party hereto in exercising any right, power or privilege under this Agreement or under any other instrument given in connection with or pursuant to this Agreement shall impair any such right, power or privilege or be construed as a waiver of any default or as acquiescence thereto. No single or partial exercise of any such right, power or privilege shall preclude the further exercise of such right, power or privilege or the exercise of any other right, power or privilege. No waiver shall be valid against any Party hereto unless made in writing and signed by the Party against whom enforcement of such waiver is sought and then only to the extent expressly specified therein.

10.2 All of the representations, warranties, covenants and agreements contained in this Agreement or in any related document shall survive the Closing and shall not merge with the delivery of the Deed.

10.3 All notices and other communications that are required or permitted to be given to the Parties under this Agreement shall be sufficient in all respects if given in writing and delivered in person, by electronic mail, by telecopy, by overnight courier, or by certified mail, postage prepaid, return receipt requested, to the receiving party at the following address:

If to Seller:	Mr. Robert C. Shook
2090 South Walsh
P.O. Box 51227
Casper, Wyoming 82605-1227
Telephone: (307) 234-9856
Fax: (307) 234-7427

If to Buyer:	Uranerz Energy Corporation
1701 East “E” Street
P.O. Box 50850
Casper, Wyoming 82605-0850
Attn: Glenn Catchpole, President and CEO
Telephone: (307) 265-8900
Fax: (307) 265-8904

or to such other address as such Party may have given to the other by notice pursuant to this Section. Notice shall be deemed given on the date of delivery, in the case of personal delivery, electronic mail, or facsimile telecopy, or on the delivery or refusal date. as specified on the return receipt in the case of certified mail or on the tracking report in the case of overnight courier.

10.4 Nothing in this Agreement, express or implied, is intended to confer any rights or remedies whatsoever upon any person other than Seller and Buyer and their respective successors and permitted assigns.

10.5 This Agreement may not be assigned by either Party without prior written consent of the other Party, such consent not to be unreasonably withheld. This Agreement may not be amended except in writing signed by both Buyer and Seller.

10.6 If all or any portion of any provision of this Agreement shall to any extent be held invalid or unenforceable in whole or in part by a court or agency having valid jurisdiction in a valid decision or decree to which Buyer is a party, then the Parties shall be bound by any lesser covenant imposing the maximum legal duty permitted by law that is subsumed within the terms of such covenant, as if the resulting covenants were separately stated in and made a part of this Agreement, and the remainder of this Agreement shall remain in full force and effect.

10.7 This Agreement may be executed simultaneously in multiple counterparts (and delivered by facsimile followed by the original), all of which together shall constitute one and the same instrument.

10.8 The terms and provisions of this Agreement shall be interpreted in accordance with the laws of the State of Wyoming.

10.9 This Agreement shall inure to the benefit of and be binding upon the Parties hereto, their respective heirs, executors, administrators, successors, and assigns.

EXECUTED effective as of the date first above written.

SELLER
Robert C. Shook

//Robert Shook//

BUYER
Uranerz Energy Corporation
a Nevada corporation

//George Hartman, Vice President//
By ______________________________________________
Glenn J. Catchpole, President and CEO

ACKNOWLEDGEMENT

STATE OF WYOMING	)
)
COUNTY OF NATRONA	)

          The foregoing Purchase and Sale Agreement for Mining Claims was acknowledged before me by Robert C. Shook, an individual, on this ____________ day of  __________________ 2007

Witness my had and official seal

_________________________________________
NOTARY PUBLIC

My Commission Expires:

___________________________

STATE OF WYOMING	)
)
COUNTY OF NATRONA	)

     The foregoing Purchase and Sale Agreement for Mining Claims was acknowledged before me by Glenn J. Catchpole, President of Uranerz Energy Corporation on this ________day of _________________________2007

______________________________
NOTARY PUBLIC

My Commission Expires:

___________________________

EXHIBIT A

TO PURCHASE AND SALE AGREEMENT FOR MINING CLAIMS dated effective _______________, 2007.

(the “Property”):

PART I – Block A

The below listed 58 unpatented lode mining claims located in Campbell County, Wyoming, and are more particularly described as follows:

CLAIM	LOCATION	BLM	COUNTY	SEC	TWP / RNG /MERIDIAN
NAME	DATE	SERIAL #	BK / PG
WC # 114	02/18/1987	WMC233002	95 / 180	10	T.44N. R.76W. 6th PM
WC # 116	02/18/1987	WMC233003	95 / 181	10	T.44N. R.76W. 6th PM
WC # 118	02/18/1987	WMC233004	95 / 182	10	T.44N. R.76W. 6th PM
WC # 120	02/18/1987	WMC233005	95 / 183	10	T.44N. R.76W. 6th PM
WC # 122	02/18/1987	WMC233006	95 / 184	10	T.44N. R.76W. 6th PM
WC # 124	02/18/1987	WMC233007	95 / 185	10	T.44N. R.76W. 6th PM
WC # 175	02/19/1987	WMC233030	95 / 208	14,15	T.44N. R.76W. 6th PM
WC # 177	02/19/1987	WMC233032	95 / 210	14,15	T.44N. R.76W. 6th PM
WC # 177A	02/19/1987	WMC233033	95 / 211	10,11	T.44N. R.76W. 6th PM
WC # 178	02/19/1987	WMC233034	95 / 212	10	T.44N. R.76W. 6th PM
WC # 180	02/19/1987	WMC233036	95 / 214	10	T.44N. R.76W. 6th PM
WC # 182	02/19/1987	WMC233038	95 / 216	10	T.44N. R.76W. 6th PM
JC # 28	02/24/1987	WMC233065	95 / 243	14	T.44N. R.76W. 6th PM
JC # 29	02/24/1987	WMC233066	95 / 244	14	T.44N. R.76W. 6th PM
JC # 30	02/25/1987	WMC233067	95 / 245	14	T.44N. R.76W. 6th PM
JC # 31	02/26/1987	WMC233068	95 / 246	14	T.44N. R.76W. 6th PM
JC # 33	02/26/1987	WMC233070	95 / 248	14	T.44N. R.76W. 6th PM
JC # 35	02/26/1987	WMC233072	95 / 250	14,15	T.44N. R.76W. 6th PM
B # 1767	02/16/1987	WMC232969	95 / 121	14,23	T.44N. R.76W. 6th PM
B # 1768	02/16/1987	WMC232970	95 / 122	23	T.44N. R.76W. 6th PM
B # 1769	02/17/1987	WMC232971	95 / 123	14,23	T.44N. R.76W. 6th PM
B # 1770	02/17/1987	WMC232972	95 / 124	23	T.44N. R.76W. 6th PM
WSC # 2	02/24/1987	WMC233001	95 / 254	13,14	T.44N. R.76W. 6th PM
B # 745	02/12/1987	WMC232936	95 / 157	19	T.44N. R.75W. 6th PM
B # 747	02/12/1987	WMC232937	95 / 158	19	T.44N. R.75W. 6th PM
B # 748	02/12/1987	WMC232938	95 / 159	19	T.44N. R.75W. 6th PM
B # 749	02/12/1987	WMC232939	95 / 160	19	T.44N. R.75W. 6th PM
B # 750	02/12/1987	WMC232940	95 / 161	19	T.44N. R.75W. 6th PM
B # 751	02/12/1987	WMC232941	95 / 162	19	T.44N. R.75W. 6th PM
B # 752	02/12/1987	WMC232942	95 / 163	19	T.44N. R.75W. 6th PM
B # 753	02/12/1987	WMC232943	95 / 164	19	T.44N. R.75W. 6th PM
B # 754	02/12/1987	WMC232944	95 / 165	19	T.44N. R.75W. 6th PM
P # 19	02/12/1987	WMC232905	95 / 287	24	T.44N. R.76W. 6th PM
P # 21	02/12/1987	WMC232906	95 / 288	24	T.44N. R.76W. 6th PM
P # 23	02/12/1987	WMC232907	95 / 289	24	T.44N. R.76W. 6th PM
P # 25	02/12/1987	WMC232908	95 / 290	24	T.44N. R.76W. 6th PM

CLAIM	LOCATION	BLM	COUNTY	SEC	TWP / RNG /MERIDIAN
NAME	DATE	SERIAL #	BK / PG
P # 27	02/12/1987	WMC232909	95 / 291	24	T.44N. R.76W. 6th PM
P # 29	02/12/1987	WMC232910	95 / 292	24	T.44N. R.76W. 6th PM
P # 30	02/12/1987	WMC232911	95 / 293	24	T.44N. R.76W. 6th PM
P # 179	02/15/1987	WMC232916	95 / 135	26	T.44N. R.76W. 6th PM
P # 180	02/15/1987	WMC232917	95 / 136	26	T.44N. R.76W. 6th PM
P # 181	02/15/1987	WMC232918	95 / 137	26	T.44N. R.76W. 6th PM
P # 182	02/15/1987	WMC232919	95 / 138	26	T.44N. R.76W. 6th PM
P # 189	02/16/1987	WMC232926	95 / 146	23	T.44N. R.76W. 6th PM
P # 190	02/16/1987	WMC232927	95 / 147	23	T.44N. R.76W. 6th PM
P # 191	02/16/1987	WMC232928	95 / 148	23	T.44N. R.76W. 6th PM
P # 192	02/16/1987	WMC232929	95 / 149	23	T.44N. R.76W. 6th PM
GAP # 4	02/12/1987	WMC232899	95 / 156	19	T.44N. R.75W. 6th PM
*JC # 1	02/25/2006	WMC275322	104/424	13,14	T.44N. R.76W. 6th PM
*JC # 2	02/25/2006	WMC275323	104/425	13,14	T.44N. R.76W. 6th PM
*JC # 3	02/25/2006	WMC275324	104/426	14	T.44N. R.76W. 6th PM
*JC # 20	02/25/2006	WMC275325	104/427	14	T.44N. R.76W. 6th PM
*JC # 22	02/25/2006	WMC275326	104/428	14	T.44N. R.76W. 6th PM
*JC # 24	02/25/2006	WMC275327	104/429	14	T.44N. R.76W. 6th PM
*JC # 25	02/25/2006	WMC275328	104/430	14	T.44N. R.76W. 6th PM
*JC # 26	02/25/2006	WMC275329	104/431	14	T.44N. R.76W. 6th PM
*JC # 27	02/25/2006	WMC275330	104/432	14	T.44N. R.76W. 6th PM
*WSC # 1	02/25/2006	WMC275331	104/423	14	T.44N. R.76W. 6th PM

Exception Notes:

* The above listed JC #1,2,3,20,22,24,25,26,27, and WSC 1 conflict with Buyer’s claims of the same name and # as filed under BLM Serial Nos. (WMC233039-233041, WMC233057, WMC233059, WMC233061-233064, WMC233000).

**PART II – Block B

The below listed 40 unpatented lode mining claims located in Campbell County, Wyoming, and are more particularly described as follows:

CLAIM	LOCATION	BLM	COUNTY	SEC	TWP / RNG /MERIDIAN
NAME	DATE	SERIAL #	BK / PG
PB # 1	12/02/2006	TBA	TBA	10,11	T.43N. R.76W. 6th PM
PB # 2	12/02/2006	TBA	TBA	10,11	T.43N. R.76W. 6th PM
PB # 3	12/02/2006	TBA	TBA	10,11	T.43N. R.76W. 6th PM
PB # 4	12/02/2006	TBA	TBA	10,11	T.43N. R.76W. 6th PM
PB # 5	12/02/2006	TBA	TBA	10,11	T.43N. R.76W. 6th PM
PB # 6	12/02/2006	TBA	TBA	10,11	T.43N. R.76W. 6th PM
PB # 7	12/02/2006	TBA	TBA	10,11	T.43N. R.76W. 6th PM
PB # 8	12/02/2006	TBA	TBA	10,11	T.43N. R.76W. 6th PM
PB # 9	12/02/2006	TBA	TBA	10,11	T.43N. R.76W. 6th PM
PB # 10	12/02/2006	TBA	TBA	10,11	T.43N. R.76W. 6th PM
PB # 11	12/02/2006	TBA	TBA	10,11	T.43N. R.76W. 6th PM
PB # 12	12/02/2006	TBA	TBA	10,11	T.43N. R.76W. 6th PM
PB # 13	12/02/2006	TBA	TBA	10,11	T.43N. R.76W. 6th PM
PB # 14	12/02/2006	TBA	TBA	10,11	T.43N. R.76W. 6th PM
PB # 15	12/02/2006	TBA	TBA	10,11	T.43N. R.76W. 6th PM
PB # 16	12/02/2006	TBA	TBA	10,11	T.43N. R.76W. 6th PM
PB # 17	12/02/2006	TBA	TBA	10,11,14,15	T.43N. R.76W. 6th PM
PB # 18	12/02/2006	TBA	TBA	10,11,14,15	T.43N. R.76W. 6th PM
PB # 19	12/02/2006	TBA	TBA	14,15	T.43N. R.76W. 6th PM
PB # 20	12/02/2006	TBA	TBA	14,15	T.43N. R.76W. 6th PM
PB # 21	12/02/2006	TBA	TBA	14,15	T.43N. R.76W. 6th PM
PB # 22	12/02/2006	TBA	TBA	14,15	T.43N. R.76W. 6th PM
PB # 23	12/02/2006	TBA	TBA	14,15	T.43N. R.76W. 6th PM
PB # 24	12/02/2006	TBA	TBA	14,15	T.43N. R.76W. 6th PM
PB # 25	12/02/2006	TBA	TBA	14,15	T.43N. R.76W. 6th PM
PB # 26	12/02/2006	TBA	TBA	14,15	T.43N. R.76W. 6th PM
PB # 27	12/02/2006	TBA	TBA	10,11	T.43N. R.76W. 6th PM
PB # 28	12/02/2006	TBA	TBA	10,11	T.43N. R.76W. 6th PM
PB # 29	12/02/2006	TBA	TBA	10,15	T.43N. R.76W. 6th PM
PB # 30	12/02/2006	TBA	TBA	10,11,14,15	T.43N. R.76W. 6th PM
PB # 31	12/02/2006	TBA	TBA	15	T.43N. R.76W. 6th PM
PB # 32	12/02/2006	TBA	TBA	15	T.43N. R.76W. 6th PM
PB # 33	12/02/2006	TBA	TBA	15	T.43N. R.76W. 6th PM
PB # 34	12/02/2006	TBA	TBA	15	T.43N. R.76W. 6th PM
PB # 35	12/02/2006	TBA	TBA	15	T.43N. R.76W. 6th PM
PB # 36	12/02/2006	TBA	TBA	15	T.43N. R.76W. 6th PM
PB # 37	12/02/2006	TBA	TBA	15	T.43N. R.76W. 6th PM
PB # 38	12/02/2006	TBA	TBA	15	T.43N. R.76W. 6th PM
PB # 39	12/02/2006	TBA	TBA	15	T.43N. R.76W. 6th PM
PB # 40	12/02/2006	TBA	TBA	15	T.43N. R.76W. 6th PM

**PART II – Block B Claims: Seller has located the above referenced PB # 1 - # 40 claims on the ground by posting good and sufficient Notices of Location. Seller shall complete the location and filing of said claims pursuant to Section 6.5 of the Purchase and Sale Agreement.

***PART III – Block C

The below listed 40 unpatented lode mining claims located in Campbell County, Wyoming, and are more particularly described as follows:

CLAIM	LOCATION	BLM	COUNTY	SEC	TWP / RNG /MERIDIAN
NAME	DATE	SERIAL #	BK / PG
PB # 41	12/05/2006	TBA	TBA	17,18	T.43N. R.75W. 6th PM
PB # 42	12/05/2006	TBA	TBA	17,18	T.43N. R.75W. 6th PM
PB # 43	12/05/2006	TBA	TBA	17,18	T.43N. R.75W. 6th PM
PB # 44	12/05/2006	TBA	TBA	17,18	T.43N. R.75W. 6th PM
PB # 45	12/05/2006	TBA	TBA	17,18	T.43N. R.75W. 6th PM
PB # 46	12/05/2006	TBA	TBA	17,18	T.43N. R.75W. 6th PM
PB # 47	12/05/2006	TBA	TBA	17,18	T.43N. R.75W. 6th PM
PB # 48	12/05/2006	TBA	TBA	17,18	T.43N. R.75W. 6th PM
PB # 49	12/05/2006	TBA	TBA	17,18	T.43N. R.75W. 6th PM
PB # 50	12/05/2006	TBA	TBA	17,18	T.43N. R.75W. 6th PM
PB # 51	12/06/2006	TBA	TBA	17,18	T.43N. R.75W. 6th PM
PB # 52	12/06/2006	TBA	TBA	17,18	T.43N. R.75W. 6th PM
PB # 53	12/06/2006	TBA	TBA	17,18,19,20	T.43N. R.75W. 6th PM
PB # 54	12/06/2006	TBA	TBA	17,18,19,20	T.43N. R.75W. 6th PM
PB # 55	12/06/2006	TBA	TBA	19,20	T.43N. R.75W. 6th PM
PB # 56	12/06/2006	TBA	TBA	19,20	T.43N. R.75W. 6th PM
PB # 57	12/06/2006	TBA	TBA	19,20	T.43N. R.75W. 6th PM
PB # 58	12/06/2006	TBA	TBA	19,20	T.43N. R.75W. 6th PM
PB # 59	12/06/2006	TBA	TBA	19,20	T.43N. R.75W. 6th PM
PB # 60	12/06/2006	TBA	TBA	19,20	T.43N. R.75W. 6th PM
PB # 61	12/06/2006	TBA	TBA	19,20	T.43N. R.75W. 6th PM
PB # 62	12/06/2006	TBA	TBA	19,20	T.43N. R.75W. 6th PM
PB # 63	12/06/2006	TBA	TBA	19,20	T.43N. R.75W. 6th PM
PB # 64	12/06/2006	TBA	TBA	19,20	T.43N. R.75W. 6th PM
PB # 65	12/06/2006	TBA	TBA	19,20	T.43N. R.75W. 6th PM
PB # 66	12/06/2006	TBA	TBA	19,20	T.43N. R.75W. 6th PM
PB # 67	12/06/2006	TBA	TBA	19,20	T.43N. R.75W. 6th PM
PB # 68	12/06/2006	TBA	TBA	19,20	T.43N. R.75W. 6th PM
PB # 69	12/06/2006	TBA	TBA	19,20	T.43N. R.75W. 6th PM
PB # 70	12/06/2006	TBA	TBA	19,20	T.43N. R.75W. 6th PM
PB # 71	12/06/2006	TBA	TBA	19,20,29,30	T.43N. R.75W. 6th PM
PB # 72	12/06/2006	TBA	TBA	19,20,29,30	T.43N. R.75W. 6th PM
PB # 73	12/06/2006	TBA	TBA	29,30	T.43N. R.75W. 6th PM
PB # 74	12/06/2006	TBA	TBA	29,30	T.43N. R.75W. 6th PM
PB # 75	12/06/2006	TBA	TBA	29,30	T.43N. R.75W. 6th PM
PB # 76	12/06/2006	TBA	TBA	29,30	T.43N. R.75W. 6th PM
PB # 77	12/06/2006	TBA	TBA	29,30	T.43N. R.75W. 6th PM
PB # 78	12/06/2006	TBA	TBA	29,30	T.43N. R.75W. 6th PM
PB # 79	12/06/2006	TBA	TBA	29,30	T.43N. R.75W. 6th PM
PB # 80	12/06/2006	TBA	TBA	29,30	T.43N. R.75W. 6th PM

**PART III – Block C Claims: Seller has located the above referenced PB # 41 - # 80 claims on the ground by posting good and sufficient Notices of Location. Seller shall complete the location and filing of said claims pursuant to Section 6.5 of the Purchase and Sale Agreement.

EXHIBIT B

When recorded, return to:

Uranerz Energy Corporation
P.O. Box 50850
Casper, Wyoming 82605-0850

MINING DEED

THIS MINING DEED (this “Deed”) is entered into and shall be effective as of February 1, 2007, from Robert C. Shook, an individual, of P.O. Box 51227, Casper Wyoming, 82605-1227 (“Grantor”), to Uranerz Energy Corporation, a Nevada corporation, whose address is 1701 East “E” Street, Casper, Wyoming, 82601 (“Grantee”).

WHEREAS Grantor is the owner of the [58 or 80] unpatented lode mining claims located in Campbell County, Wyoming as more particularly described in EXHIBIT A attached to this Deed, and by this reference made a part hereof (the “Claims”).

THEREFORE, Grantor, for and in consideration of the sum of Ten dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, does hereby grant, bargain, sell, release, and convey unto Grantee, its successors and assigns, all right, title and interest in and to the Claims, together with all the dips, spurs and angles, and also uranium, all fissionable metals, all other metals, ores, gold and silver bearing quartz rock and earth therein and all the rights, privileges and franchises thereto incident, appendant and appurtanent, or therewith usually had and enjoyed; and also all the singular tenements and appurtenances thereto belonging or in anywise appertaining, and the rents, issues, and profits thereof and also all the estate, right, title interest, property, possession claim and demand whatsoever, as well in law as in equity, of Grantor, of in or to the Claims and every part and parcel thereof, with the appurtenances.

Grantor hereby covenants, for itself, its successors and assigns that the Claims were located in accordance with the applicable provisions of federal and state law and that the Claims have been maintained against relocation.

This Deed is intended to and does convey any after acquired title or interest to the Claims and the lands covered thereby that Grantor may hereafter acquire, so long as Grantee or its successors or assigns have any interest in such lands.

WHEREFORE, this Deed is executed and delivered effective on the date first written above.

GRANTOR
Robert C. Shook

__________________________________________________

ACKNOWLEDGEMENT

STATE OF WYOMING	)
)
COUNTY OF NATRONA	)

          The foregoing Deed was acknowledged before me by Robert C. Shook, on this______day of _______________________,2007

____________________________________________
NOTARY PUBLIC

My Commission Expires:

___________________________

EXHIBIT A

TO MINING DEED

(the “Claims”):

The below listed [58 or 80] unpatented lode mining claims located in Campbell County, Wyoming as more particularly described as follows:

CLAIM	LOCATION	BLM	COUNTY
NAME	DATE	SERIAL #	BK / PG	SEC	TWP / RNG /MER